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Exhibit 10.19

TEXAS ROADHOUSE, INC.
2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

        Unless otherwise defined herein, the terms defined in the Texas Roadhouse, Inc. 2004 Equity Incentive Plan (the "Plan") will have the same defined meanings in this Restricted Stock Unit Award Agreement (the "Agreement").

I.     NOTICE OF GRANT OF RESTRICTED STOCK UNITS

        Pursuant to the Plan, Grantee has been granted Stock Bonus units (referred to as "Restricted Stock Units") which represent the right to receive shares of the Class A common stock of the Company (the "Shares"), subject to satisfaction of the vesting provisions contained in this Agreement and the Restricted Stock Unit Grant Notice (the "Grant Notice") (the form of which is attached hereto and incorporated herein as Exhibit "A") and to the other terms and conditions of the Plan, this Agreement and the Grant Notice.

II.    AGREEMENT

        1.    Grant of Restricted Stock Units.    The Company hereby grants to the Grantee, and the Grantee hereby accepts the grant subject to the terms set out, the conditional right to receive one Share for each Restricted Stock Unit granted as set forth in the Grant Notice and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

        2.    Termination of Continuous Service.    In the event the Grantee's Continuous Service terminates for any or no reason (including death or Disability) prior to the Vesting Date, the right to receive Shares will be forfeited by Grantee.

        3.    Transfer Prohibited.    Grantee may not assign, transfer, pledge or encumber in any way Grantee's right to receive Shares hereunder. Any attempted transfer or assignment will be void.

        4.    Issuance of Shares Upon Vesting.    Provided Grantee has been in Continuous Service from the Grant Date to the Vesting Date, the Company will cause its transfer agent to issue in book entry the number of Shares granted to Grantee, less Shares withheld for withholding taxes under Section 7 below or Shares withheld under Section 14 below, if any, to Grantee as of the Vesting Date. If the Vesting Date set forth in the Grant Notice is a Saturday, Sunday or legal or banking holiday, the Vesting Date will be adjusted to be that date which is the next following business day. Grantee shall be considered the owner of the Shares for purposes of voting rights, dividends and taxation of the Shares as of the Vesting Date.

        5.    Adjustments.    Subject to the terms hereof, if, from time to time, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, or other similar corporate transaction or event which affects the Shares, in each case, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company with respect to Restricted Stock Units granted hereunder, then the number of Restricted Stock Units granted hereunder shall automatically be proportionately adjusted by the Company so that benefits hereunder are not enlarged or diminished.

        6.    Assumption or Substitution on Change in Control.    Upon a Corporate Transaction that is a change in ownership under Treasury Regulation Section 1.409A-3(i)(5)(v) (generally, a person or group acquires more than 50% of the total fair market value or voting power of stock) or that is a change in ownership of assets under Section 1.409A3(i)(5)(vii) (generally, a sale of 40% or more of assets), the Company and the buyer(s) in such transaction may agree that the buyer will assume the Award hereunder or substitute a similar award, and in that case, the Award or substituted award shall continue and be paid (the Shares or substitute consideration shall be issued or paid) on the Vesting Date as if no Corporate Transaction had occurred, as permitted by Treasury Regulation Section 1.409A-3(i)(5(iv)(B). Any substituted award from the buyer must provide for identical payment timing to this original Award as necessary to continue the short term deferral exception from Code Section 409A. If the buyer in such transaction does not agree to assume or substitute the Award, the Award shall become 100% immediately vested 5 days prior to the Corporate Transaction, and the Company may, in its discretion, pay the Restricted Stock Units at that time in cash rather than issuing Shares to Grantee. Such cash payment shall be equal to the fair value of the Shares on the date they would otherwise be issued in accordance with the preceding sentence, as reflected by the transaction giving rise to a Corporate Transaction, or if such transaction is not a sale of Shares, fair value as determined in good faith by the Company.

        7.    Tax Consequences.    If Grantee is an employee of the Company or one of its subsidiaries on the Vesting Date, the Company shall withhold Shares otherwise deliverable to Grantee with a Fair Market Value equal to the minimum required withholding taxes on the Restricted Stock Units from the Shares that would otherwise be issued to Grantee, as determined by the Company in its reasonable discretion. The Company intends the Restricted Stock Units to be exempt from Internal Revenue Code Section 409A as short term deferrals. Regardless of the Company's actions in this regard, Grantee hereby acknowledges and agrees that the ultimate liability for any and all taxes is and remains Grantee's responsibility and liability and that the Company makes no representations or undertaking regarding tax treatment of the Restricted Stock Units or issuance of the Shares.

        8.    No Guarantee of Continuous Service.    GRANTEE ACKNOWLEDGES AND AGREES THAT VESTING OF THE RESTRICTED STOCK UNITS IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S EMPLOYMENT OR SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

        9.    Notices.    Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered or when delivery is refused. Notices shall be either personally delivered, sent by overnight delivery via a reputable carrier or mailed through the United States Postal Service, registered or certified with return receipt requested with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Notwithstanding the foregoing, Grant Notices may be delivered electronically.

        10.    No Waiver.    Either party's failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and will not constitute a waiver of either party's right to asset all other legal remedies available to it under the circumstances.

        11.    Successors and Assigns.    The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

        12.    Interpretation.    Any dispute regarding the interpretation of this Agreement will be submitted by Grantee or by the Company forthwith to the Compensation Committee of the Board of Directors of the Company (the "Committee") which will review such dispute at its next regular meeting. The resolution of such a dispute by the Committee will be final and binding on all parties.

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        13.    Governing Law; Severability.    This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Kentucky.

        14.    Right to Withhold Amounts Owed to the Company.    The Company shall have the right to withhold Shares otherwise deliverable to Grantee with a Fair Market Value equal to all amounts then due and owing by Grantee to the Company or any subsidiary or affiliate of the Company.

        15.    Entire Agreement.    The Plan is incorporated herein by reference. This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and Grantee.

        16.    Application to all Grant Notices and Awards.    Grantee agrees and acknowledges that all Restricted Stock Units granted to Grantee from time to time under the Plan will be subject to the terms and conditions of this Agreement, the Plan and each Grant Notice received by Grantee from time to time, whether such Grant Notice is transmitted via electronic transmission or otherwise.

        IN WITNESS WHEREOF, the parties have subscribed their names hereto. By Grantee's signature below, Grantee represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

TEXAS ROADHOUSE, INC.
Dated:	By:
Scott M. Colosi Chief Financial Officer
Address for Notices:
Attention: Sheila C. Brown, Esq.
6040 Dutchmans Lane, Suite 200
Louisville, Kentucky 40205
GRANTEE:
Dated:	By:
[grantee name here]
SSN:

Address:

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EXHIBIT A
FORM OF GRANT NOTICE

TEXAS ROADHOUSE, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(2004 EQUITY INCENTIVE PLAN)

        TEXAS ROADHOUSE, INC. (the "Company"), pursuant to its 2004 Equity Incentive Plan (the "Plan"), hereby grants to Grantee the Restricted Stock Units set forth below. This grant is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement (the "Agreement") and the Plan, which Grantee has previously received and are incorporated herein in their entirety.

Grantee:
Date of Grant:
Vesting Date:
Restricted Stock Units granted:

        ADDITIONAL TERMS/ACKNOWLEDGEMENTS: By receipt hereof, the Grantee acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice (the "Grant Notice"), the Agreement and the Plan. Grantee further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Grantee and the Company regarding the award of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Restricted Stock Units previously granted and delivered to Grantee under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

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  Exhibit 10.19